Consent of Counsel


     The consent of Allen G. Reeves, P.C. of all references made to it in the Prospectus included as a part of this Registration Statement on Form SB-2 of EtG Corporation, and in all amendments thereto are included in its opinion filed as
Exhibit 5.11 to the Registration Statement.


                                             Allen G. Reeves, P.C.

                                             By: /s/ Allen G. Reeves
                                             -----------------------
                                             Allen G. Reeves


Denver, Colorado
January 18, 2000